Williams Controls Reports Fourth Quarter 2011 Results and Announces Quarterly Dividend

PORTLAND, OR -- (Marketwire - December 08, 2011) - Williams Controls, Inc. (the "Company") (NYSE Amex: WMCO) today announced financial results for its fourth quarter and full fiscal year ended September 30, 2011.

Net sales for the quarter were $16,756,000, up 18.5% from sales of $14,144,000 reported in the fourth quarter of fiscal 2010. The Company reported net income in the fourth quarter of $961,000, or $0.13 per diluted share, compared to net income of $510,000, or $0.07 per diluted share, for the corresponding quarter of fiscal 2010.

Sales for the year ended September 30, 2011, increased $9,593,000, or 18.4%, to $61,859,000 from $52,266,000 for the fiscal year ended September 30, 2010. Net income for the year ended September 30, 2011 was $3,334,000 or $0.45 per diluted share, compared to net income of $1,377,000, or $0.19 per diluted share, for the year ended September 30, 2010.

Results for both fiscal 2011 and 2010 include one-time or unusual charges. In the first half of fiscal 2011, the Company recognized an after-tax charge of approximately $395,000, or $0.05 per diluted share, for costs related to a potential acquisition that the Company ultimately did not pursue and for settlement of a long-standing legal matter. Included in the fiscal 2010 results was a net after-tax charge of approximately $200,000, or $0.03 per diluted share, related to settlement of the Cuesta class action lawsuit in the fourth quarter of fiscal 2010, offset by a one-time gain from the sale of stock obtained in the settlement of an environmental matter.

Sales to NAFTA truck customers in the fourth quarter of fiscal 2011 were up 43% over the fourth quarter of fiscal 2010 and were up 36% for the full year, as markets for heavy trucks continued to strengthen. Although improving, NAFTA class 5 through 8 truck builds in fiscal 2011 were still down approximately 35% from 2006 levels. Sales to European truck customers were up 31% on a quarter over quarter basis and 59% over fiscal 2010, primarily due to these customers increasing their heavy truck build rates after working through excess inventories in fiscal 2010. Sales to Asian truck customers increased 10% for the quarter and 19% for the full year. Fourth quarter fiscal 2011 world-wide off-road sales increased 5% compared to 2010 and on a full year basis increased 13% compared to fiscal 2010.

Today the Company also announced its third regular quarterly dividend of $0.12 per share payable on December 28, 2011 to stockholders of record as of December 19, 2011.

Commenting on the fourth quarter results, Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer, stated, "Our sales increase in fiscal 2011 was a combination of improving conditions in most of our existing markets, new international market growth and new product introductions. Approximately 30% of our fiscal 2011 sales growth came from new product introductions." He continued, "Margins are still being negatively impacted by start-up costs and timing of customer orders in India, however, customer orders began to improve late in the fourth quarter." He concluded, "World-wide off-road sales were the highest in the Company's history, with significant new off-road product launches and record off-road sales in Asia."

Williams Controls will hold an investor conference call at 10:30 A.M. Eastern Time on Thursday, December 8, 2011 to provide an overview of the fourth quarter of fiscal 2011 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-973-200-3386 (international). Participants should call prior to the start time to allow for registration. The conference access code is 26812852. An audio replay will be available by telephone through December 16, 2011. The telephone number to access the replay is 1-855-859-2056 (domestic) and 1-706-645-9291 (international). The access code will be 26812852.

ABOUT WILLIAMS CONTROLS
Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 300 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com. Information posted on our website is not incorporated into, and does not constitute a part of, this release.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings. These factors include our ability to maintain positive relationships with key customers; the concentration of our sales revenues among a limited number of large customers; our status as a component manufacturer and the resulting impact on our revenues of demand for vehicles and equipment in which our products are installed; the effect of products liability lawsuits that directly affect us and that indirectly impact us because of their effect on the transportation and equipment industries generally; the impact of foreign currency exchange rates on our gross income; the impact of federal monetary and trade policies that impact the market for our products; our ability to comply with U.S. and foreign laws applicable to our overseas operations; and the status of our relationships with our employees and organized labor force. These risks and uncertainties are beyond our control and, in many cases; we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Some of the factors that may cause our actual results in future periods to differ materially from those currently expected or desired because of a number of risks and uncertainties include, but are not limited to, those risks discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

                          Williams Controls, Inc.
         Unaudited Condensed Consolidated Statements of Operations
         (Dollars in thousands, except share and per share amounts)
                                (Unaudited)

                                Three       Three
                               months      months
                                ended       ended    Year ended  Year ended
                               9/30/11     9/30/10     9/30/11     9/30/10
                             ----------  ----------  ----------  ----------
Net sales                    $   16,756  $   14,144  $   61,859  $   52,266
                             ----------  ----------  ----------  ----------
Cost of sales                    11,880      10,316      42,638      37,446
                             ----------  ----------  ----------  ----------
Gross profit                      4,876       3,828      19,221      14,820
                             ----------  ----------  ----------  ----------
Research and development
 expense                          1,124       1,099       4,746       4,505
                             ----------  ----------  ----------  ----------
Selling expense                     775         720       2,855       2,836
                             ----------  ----------  ----------  ----------
Administration expense            1,526       1,460       6,560       5,480
                             ----------  ----------  ----------  ----------
Class action provision                -           -           -         775
                             ----------  ----------  ----------  ----------
Operating income                  1,451         549       5,060       1,224
                             ----------  ----------  ----------  ----------
Interest income                      (1)         (2)         (5)        (13)
                             ----------  ----------  ----------  ----------
Interest expense                     30           4          81          17
                             ----------  ----------  ----------  ----------
Gain on sale of investments           -           -           -        (441)
                             ----------  ----------  ----------  ----------
Other (income) expense, net         142          (6)        211         (54)
                             ----------  ----------  ----------  ----------
Income before income taxes        1,280         553       4,773       1,715
                             ----------  ----------  ----------  ----------
Income tax expense                  319          43       1,439         338
                             ----------  ----------  ----------  ----------
Net income                   $      961  $      510  $    3,334  $    1,377
                             ----------  ----------  ----------  ----------
Earnings per share
 information:
Basic -
                             ----------  ----------  ----------  ----------
Net income per common share  $     0.13  $     0.07  $     0.46  $     0.19
                             ----------  ----------  ----------  ----------
Weighted average shares used
 in per share calculation -
 basic                        7,302,339   7,286,151   7,296,490   7,276,544
                             ----------  ----------  ----------  ----------
Diluted -
                             ----------  ----------  ----------  ----------
Net income per common share  $     0.13  $     0.07  $     0.45  $     0.19
                             ----------  ----------  ----------  ----------
Weighted average shares used
 in per share calculation
 -diluted                     7,480,222   7,412,625   7,471,215   7,387,939
                             ----------  ----------  ----------  ----------

                          Williams Controls, Inc.
              Unaudited Condensed Consolidated Balance Sheets
                           (Dollars in thousands)
                                (Unaudited)

                                               September 30,  September 30,
                                                    2011           2010
                                               -------------  -------------
                    Assets
Current Assets:
                                               -------------  -------------
  Cash and cash equivalents                    $       1,339  $       3,016
                                               -------------  -------------
  Trade accounts receivable, net                      10,561          8,854
                                               -------------  -------------
  Other accounts receivable                              944            599
                                               -------------  -------------
  Inventories                                         11,334          7,512
                                               -------------  -------------
  Deferred income taxes                                  847            927
                                               -------------  -------------
  Prepaid expenses and other current assets              552            341
                                               -------------  -------------
    Total current assets                              25,577         21,249
                                               -------------  -------------

                                               -------------  -------------
Property, plant and equipment, net                     9,446          9,025
                                               -------------  -------------
Deferred income taxes                                  3,181          3,493
                                               -------------  -------------
Other assets, net                                        337            438
                                               -------------  -------------
    Total assets                               $      38,541  $      34,205
                                               -------------  -------------

     Liabilities and Stockholders' Equity
Current Liabilities:
                                               -------------  -------------
  Revolving loan facility                      $       1,575  $           -
                                               -------------  -------------
  Accounts payable                                     5,599          4,593
                                               -------------  -------------
  Accrued expenses                                     5,536          5,698
                                               -------------  -------------
  Current portion of employee benefit
   obligations                                           201            212
                                               -------------  -------------
    Total current liabilities                         12,911         10,503
                                               -------------  -------------

Long-term Liabilities:
                                               -------------  -------------
  Employee benefit obligations                         8,069          8,694
                                               -------------  -------------
  Other long-term liabilities                            126            244
                                               -------------  -------------

Stockholders' Equity:
                                               -------------  -------------
  Preferred stock                                          -              -
                                               -------------  -------------
  Common stock                                            73             73
                                               -------------  -------------
  Additional paid-in capital                          38,521         37,623
                                               -------------  -------------
  Accumulated deficit                                (11,108)       (12,677)
                                               -------------  -------------
  Treasury stock                                      (2,734)        (2,734)
                                               -------------  -------------
  Accumulated other comprehensive loss                (7,317)        (7,521)
                                               -------------  -------------

                                               -------------  -------------
    Total stockholders' equity                        17,435         14,764
                                               -------------  -------------
    Total liabilities and stockholders' equity $      38,541  $      34,205
                                               -------------  -------------

Contact:
Mike Rusk
Financial Controller
Telephone: (503) 684-8600